UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2006
Memory Pharmaceuticals Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50642 (Commission File Number)	04-3363475 (I.R.S. Employer Identification No.)

100 Philips Parkway, Montvale, New Jersey (Address of principal executive offices)		07645 (Zip Code)

Registrant’s telephone number, including area code:		(201) 802 — 7100
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
     On February 9, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Memory Pharmaceuticals Corp. (the “Registrant”) approved the bonuses for 2005 and base salary increases for 2006 for those of the Registrant’s executive officers receiving bonuses and salary increases.

Executive Officer	2005 Bonus(1)	2006 Salary

David A. Lowe, Ph.D.
Chief Scientific Officer	$90,750	$355,000

Gardiner F.H. Smith
Chief Business Officer	$72,767	$276,000

Jzaneen Lalani
Vice President, Legal Affairs	$78,125	$264,000

Joseph M. Donabauer
Vice President & Controller	$45,000	$188,000

(1)	The Committee determines each executive officer’s actual bonus based on the Registrant’s overall performance and the performance of the executive officer during that year, as measured against the Registrant’s objectives and the executive officer’s personal and corporate goals for that year, which vary by executive officer depending on his/her area(s) of responsibility. Performance objectives for the Registrant for 2005 included, among other things, the achievement of certain preclinical and clinical development and business development goals.
     The Registrant will provide additional information regarding the compensation paid to its executive officers for the 2005 fiscal year in its Proxy Statement for the 2006 Annual Meeting of Stockholders .

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.
February 14, 2006	By:	/s/ Jzaneen Lalani
		Name:	Jzaneen Lalani
		Title:	Vice President, Legal Affairs